Exhibit 4.1

THE BLACK & DECKER CORPORATION

AND

THE BANK OF NEW YORK,

AS TRUSTEE

DEBT SECURITIES

INDENTURE

Dated as of November     , 2006

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.7
(b)	10.3
(c)	10.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6
(d)	7.6
314(a)	3.5; 10.2; 10.5
(b)	N.A.
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	N.A.
(d)	N.A.
(e)	10.5
315(a)	7.1
(b)	7.5; 10.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	10.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.5
318(a)	10.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of                          , 2006, between THE BLACK & DECKER CORPORATION, a Maryland corporation, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s debt securities to be issued in one or more series (the “Debt Securities”) up to such principal amount or amounts as may be authorized from time to time in accordance with the terms of this Indenture.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1 Definitions.

“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles whether or not such obligation is required to be shown on the balance sheet as a long-term liability. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority, a copy of which has been certified by the Secretary or an Assistant Secretary of the Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

“Company” means The Black & Decker Corporation or its successor.

“Consolidated Net Tangible Assets” means total assets less (1) total current liabilities (excluding any Debt which, at the option of the applicable borrower, is renewable or extendible to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities) and (2) goodwill, patents, trademarks and other like intangibles, all as stated on the Company’s most recent quarter-end consolidated balance sheet preceding the date of determination.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York, Floor 8W, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Debt” means any debt for borrowed money (including the Debt Securities), capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case that would appear on the consolidated balance sheet of the Company as a liability.

“Debt Securities” means, as defined in the second introductory paragraph of this Indenture, any of the securities that are authenticated and delivered under this Indenture.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means with respect to the Debt Securities of any series issuable or issued in the form of one or more Global Securities, The Depository Trust Company, or such other Person designated as Depositary by the Company pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempted Debt” calculated with respect to any series of Debt Securities means the sum, without duplication, of the following items outstanding as of the date of determination: (i) Debt incurred after the date on which the Debt Securities of the applicable series are first issued and secured by liens created or assumed or permitted to exist pursuant to paragraph (b) of Section 3.2 and (ii) Attributable Debt of the Company and its Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to paragraph (b) of Section 3.3.

“Fiscal Year” means the fiscal year of the Company.

“Funded Debt” means all Debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

“Global Security” means a Debt Security evidencing all or part of a series of Debt Securities issued to the Depositary for such series in accordance with Sections 2.2 and 2.4.

“Holder” means the Person in whose name a Debt Security is registered in the Security Register.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Issue Date” means the date on which a series of Debt Securities are originally issued.

“Legal Holiday” has the meaning ascribed to it in Section 10.8.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 3.5 shall be signed by any of the principal executive officer, the principal financial officer or the principal accounting officer of the Company and any other Officer.

“Opinion of Counsel” means a written opinion (subject to customary assumptions, qualifications and exceptions) from legal counsel that is reasonably acceptable to the Trustee. Unless otherwise required by the TIA, the counsel may be an employee of or counsel to the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“principal” of any Debt (including the Debt Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

“Principal Property” means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or any Subsidiary primarily for manufacturing, assembling, processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies located in the United States and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Tangible Assets as of the date of determination, but shall not include any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by Board Resolution of the Company not to be of material importance to the respective businesses conducted by the Company and its Subsidiaries taken as a whole, effective as of the date such resolution is adopted.

“Redemption Date” means, with respect to any redemption of Debt Securities, the date of redemption with respect thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Security Register” has the meaning ascribed to it in Section 2.5.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means any corporation, limited liability company or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by the Company, one or more of the Subsidiaries of the Company, or a combination thereof.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” or “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“U.S. GAAP” means generally accepted accounting principles in the United States as have been approved by a significant segment of the United States accounting profession, which are in effect at the time of each application for purposes of determining compliance with Article III. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“U.S. Government Securities” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

SECTION 1.2 Other Definitions.

Term	Defined in Section

“Act”	1.5
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Company Order”	2.2
“Corporate Trust Office”	3.4
“Covenant Defeasance”	8.3
“Custodian”	6.1
“Defaulted Interest”	2.13
“Event of Default”	6.1
“Legal Defeasance “	8.2
“Notice of Default”	6.1
“Paying Agent”	2.5
“Registrar”	2.5
“Security Register”	2.5
“Special Interest Payment Date”	2.13
“Special Record Date”	2.13

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Debt Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Debt Securities means the Company and any other obligor on the Debt Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with U.S. GAAP; and

(g) unless otherwise indicated, all references to Articles or Sections refer to Articles or Sections of this Indenture.

SECTION 1.5 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(d) The ownership of registered Debt Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Security and the holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

(f) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debt Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

The Debt Securities

SECTION 2.1 Form. The Debt Securities of each series shall be issued pursuant to a Board Resolution and shall be substantially in the form or forms (not inconsistent with this Indenture) as shall be established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements imprinted or otherwise reproduced thereon, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange, all as may, consistently herewith, be determined by the Officers executing such Debt Securities as evidenced by their execution of the Debt Securities.

The Debt Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the forms of the Debt Securities and any notation, endorsement or legend on them, which shall be attached to an indenture supplemental hereto.

SECTION 2.2 Execution and Authentication. One Officer shall sign the Debt Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Debt Security no longer holds that office at the time the Trustee authenticates the Debt Security, the Debt Security shall be valid nevertheless.

A Debt Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Debt Security. The signature of the Trustee on a Debt Security shall be conclusive evidence that such Debt Security has been duly and validly authenticated and issued under this Indenture. A Debt Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Debt Securities of any series in such form or forms as shall be established pursuant to Section 2.1, upon a written order of the Company signed by two Officers or by an Officer and either an assistant treasurer or an assistant secretary of the Company (the “Company Order”) and delivered to the Trustee. Such Company Order shall specify the amount of the Debt Securities to be authenticated and the date on which the original issue of such Debt Securities is to be authenticated. In authenticating any Debt Securities of a series, the Trustee shall be entitled to receive, prior to the first authentication of any Debt Securities of such series, and, subject to Article VII, shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) the executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form or forms and terms of the Debt Securities for such series were established;

(b) an Officers’ Certificate certifying as to the form or forms and terms of the Debt Securities for such series having been established in compliance with this Indenture; and

(c) an Opinion of Counsel substantially to the effect that (i) the form or forms and terms of the Debt Securities have been established in accordance with this Indenture; (ii) all conditions precedent set forth in this Indenture as to the authentication and delivery of such Debt Securities have been complied with; and (iii) the supplemental indenture, if applicable, and the Debt Securities have been duly authorized and, in the case of the Debt Securities, when authenticated and delivered by the Trustee and issued by the Company, in accordance with this Indenture, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights generally and to general principles of equity;

provided, however, if all Debt Securities of a particular series are not to be originally issued at one time, it shall not be necessary to deliver the foregoing documents at or prior to the time of authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Debt Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as a Paying Agent to deal with Holders or the Company and shall have the same privileges, rights and immunities as granted to the Trustee under Article VII.

In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Debt Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Debt Securities of the same series executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Debt Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Debt Securities as specified in such order for the purpose of such exchange. If Debt Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Debt Securities, such successor Person shall provide for the exchange of all Debt Securities at the time outstanding for Debt Securities authenticated and delivered in such new name.

SECTION 2.3 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established pursuant to a Board Resolution and in one or more indentures supplemental hereto, prior to the initial issuance of Debt Securities of any series (subject to the last sentence of this Section 2.3):

(a) the designation of the Debt Securities of the series, including CUSIP and ISIN Numbers (if then generally in use), which shall distinguish the Debt Securities of the series from the Debt Securities of all other series;

(b) any limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Debt Securities of that series (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Debt Securities of the series pursuant hereto);

(c) the date or dates on which the principal of and premium, if any, on the Debt Securities of the series is payable, or the method by which such date or dates shall be determined (which date or dates may be fixed or extendible);

(d) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e) if other than as provided in Section 3.4, the place or places where the principal of and any premium and interest on Debt Securities of the series shall be payable, any Debt Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served and notice to Holders may be published;

(f) the right, if any, of the Company to redeem Debt Securities of the series, in whole or in part, at its option and the date or dates on which, the period or periods within which, the price or prices at which and any terms and conditions upon which Debt Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the date or dates on which, the price or prices at which and the period or periods within which and any of the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(i) if other than the entire principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j) if the amount of payments of principal of, premium, if any, or interest, if any, on, any of the Debt Securities of the series may be determined with reference to an index, formula, or other method, the manner in which such amounts shall be determined;

(k) if other than the coin or currency in which the Debt Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Debt Securities of the series shall be payable or if the amount of payments of principal of or premium, if any, or interest on the Debt Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Debt Securities of the series are denominated, the manner in which such amounts shall be determined;

(l) if payment of the principal of, premium, if any, and interest on the Debt Securities of the series shall be payable in currency or currencies other than the currency of the United States, the manner in which any such currency shall be valued against other currencies in which any other Debt Securities shall be payable;

(m) whether the Debt Securities of the series or any portion thereof will be issuable as Global Securities, any restrictions applicable to the offer and, if other than as provided herein, the terms upon which Global Securities of any series may be exchanged for definitive Debt Securities of such series;

(n) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;

(o) if the Debt Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p) if there is more than one trustee or a trustee other than The Bank of New York, any trustees, and if not the trustee, Depositaries, Authenticating Agents, Paying Agents, transfer agents or the Registrar or any other agents with respect to the Debt Securities of the series;

(q) provisions, if any, for the defeasance of the Debt Securities of the series (including provisions permitting defeasance of less than all Debt Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article VIII;

(r) if the Debt Securities of the series are issuable in whole or in part as one or more Global Securities, the identity of the Depositary for such Global Security or Securities;

(s) any other events of default or covenants with respect to the Debt Securities of the series that are not inconsistent with this Indenture;

(t) the form of the Debt Securities of the series (including legends, if any, to be imprinted thereon and the circumstances, if any, which require the imprinting of such legends); and

(u) any other terms of the Debt Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debt Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except as to denomination and except as otherwise set forth in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided in any such indenture supplemental hereto, and any forms and terms of Debt Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such supplemental indenture.

SECTION 2.4 Book-Entry Provisions for Global Securities.

If the Company shall establish, pursuant to or as contemplated by Section 2.3, that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 2.2, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Debt Securities of such series to be represented by one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction, and (iv) shall bear a legend as set forth in an indenture supplemental hereto.

Each Depositary designated pursuant to or as contemplated by Section 2.3 for a Global Security to be delivered in the United States must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

If at any time the Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Debt Securities of such series, or the Depositary for the Debt Securities of a series ceases to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, at a time when the Depositary is required to be so registered in order to act as a depositary, and a successor depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice, the Company’s election pursuant to Section 2.3 shall no longer be effective with respect to the Debt Securities of such series and the Company shall execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, shall authenticate and deliver as specified in such written order(s), Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver as specified in such written order(s), Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified pursuant to Section 2.3 with respect to a series of Debt Securities, the Depositary for such series of Debt Securities may surrender a Global Security for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without service charge:

(a) to each Person specified by such Depositary, a new Debt Security or Debt Securities of the same series, of any authorized denomination as requested by such Person, in aggregate principal amount equal to, and in exchange for, such Person’s beneficial interest in the Global Security; and

(b) to such Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities so delivered to Holders thereof.

In any such exchange, the Company shall execute and the Trustee shall authenticate and deliver, Debt Securities in definitive registered form in authorized denominations.

Upon the exchange of a Global Security for Debt Securities in definitive form, such Global Security shall be cancelled by the Trustee. Debt Securities issued in exchange for a Global Security pursuant to Section 2.8 shall be registered in such names in writing and in such authorized denominations as the Depositary for such Global Security shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

SECTION 2.5 Registrar and Paying Agent. The Company shall maintain an office or agency where Debt Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Debt Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Debt Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-registrars and one or more additional paying agents with respect to any series of Debt Securities. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7 and the privileges, rights and immunities granted to the Trustee pursuant to Article VII. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Debt Securities.

SECTION 2.6 Paying Agent To Hold Money in Trust. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Debt Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Debt Securities and shall promptly notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.6, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Debt Securities.

SECTION 2.7 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Debt Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of a particular series of Debt Securities and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.8 Transfer and Exchange.

(a) At the option of the Holder, Debt Securities of any series (except a Global Security) may be exchanged for other Debt Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity upon surrender of the Debt Securities to be exchanged at an office or agency maintained in accordance with Section 3.4. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver the Debt Securities that the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or to a nominee of such successor Depositary.

The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or to exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part or (iii) to register the transfer of or to exchange any Debt Security between a record date for the payment of interest on such Debt Security and the next succeeding interest payment date.

(b) Obligations with Respect to Transfers and Exchanges of Debt Securities.

(i) Upon surrender for registration of transfer of any Debt Security of any series at an office or agency maintained in accordance with Section 3.4, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require from a Holder payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 9.5).

(iii) The Registrar or co-registrar shall not be required (A) to issue, register the transfer of or exchange any Debt Security of any particular series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part, or (C) to register the transfer of or to exchange any Debt Security between a record date for the payment of interest on such Debt Security and the next succeeding interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Debt Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of and interest on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and neither the Company, the Trustee, the Paying Agent, the Registrar nor any co-registrar shall be affected by notice to the contrary.

(v) All Debt Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debt Securities surrendered upon such transfer or exchange.

(vi) Every Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

(vii) Each Holder of a Debt Security agrees to indemnify the Company, the Trustee, the Paying Agent and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder’s Debt Security in violation of any provision of this Indenture, any indenture supplemental hereto and/or applicable United States federal or state securities law.

(viii) The Trustee, any Paying Agent or Registrar and the Company shall not have any responsibility or liability for any action taken or not taken by the Depositary.

(f) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debt Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.9 Mutilated, Destroyed, Lost or Stolen Debt Securities. If a mutilated Debt Security of any series is surrendered to the Registrar or if the Holder of a Debt Security claims that the Debt Security has been lost, destroyed or wrongfully taken, the Company shall execute and, upon Company Order, the Trustee shall authenticate a replacement Debt Security of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met, as determined by the Company, and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Debt Security is replaced, and, in the absence of notice to the Company or the Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Debt Security or in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security of the same series, pay such Debt Security.

Upon the issuance of any new Debt Security under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Debt Security issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Debt Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Debt Securities, whether or not the mutilated, destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Debt Securities of the same series duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

SECTION 2.10 Outstanding Debt Securities. Debt Securities of any series outstanding at any time are all Debt Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.9 and those described in this Section 2.10 as not outstanding. A Debt Security ceases to be outstanding in the event the Company or a Subsidiary holds the Debt Security; provided, however, that (a) for purposes of determining which Debt Securities of a particular series are outstanding for consent or voting purposes hereunder, Debt Securities of any series shall cease to be outstanding in the event the Company or an Affiliate of the Company holds the Debt Security of such series and (b) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Debt Securities of such series are present at a meeting of Holders of Debt Securities of such series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Debt Securities of such series that a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Debt Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debt Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Debt Securities of a particular series (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Debt Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11 Temporary Debt Securities. Until definitive Debt Securities of any series are ready for delivery, the Company may execute and, upon Company Order, the Trustee shall authenticate temporary Debt Securities of such series. Temporary Debt Securities of any series shall be substantially in the form of definitive Debt Securities of such series but may have variations that the Company considers appropriate for temporary Debt Securities. If temporary Debt Securities of any series are issued, the Company shall execute and, upon Company Order, the Trustee shall authenticate definitive Debt Securities of such series without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of such temporary Debt Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder of such temporary Debt Securities. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Debt Securities of such series representing an equal principal amount of Debt Securities of such series. Until so exchanged, the Holder of temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Debt Securities of such series.

SECTION 2.12 Cancellation. The Company at any time may deliver Debt Securities previously authenticated and delivered hereunder to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debt Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Debt Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Debt Securities to replace Debt Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

SECTION 2.13 Payment of Interest; Defaulted Interest. Interest on any Debt Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.5.

Any interest on any Debt Security of any series that is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder thereof on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Debt Securities of such series (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest on the Debt Securities of any series to the Persons in whose names such Debt Securities (or their respective predecessor Debt Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security of such series and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 10.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Debt Securities (or their respective predecessor Debt Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.13, each Debt Security of any series delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Debt Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security of such series.

SECTION 2.14 Computation of Interest. Interest on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15 CUSIP and ISIN Numbers. The Company in issuing Debt Securities of any series may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice by the Company or the Trustee may state that no representation is made as to the correctness of such numbers either as printed on such Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on such Debt Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III

Covenants

The Company agrees to be bound by the following covenants for the benefit of the Holders of the Debt Securities of each series issued under this Indenture:

SECTION 3.1 Payment of Debt Securities. The Company shall promptly pay the principal of and interest on the Debt Securities of the applicable series on the dates and in the manner provided in the Debt Securities of that series and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date.

The Company shall pay interest on overdue principal at the rate specified therefor in the Debt Securities of the applicable series, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

The principal of and premium, if any, and interest on the Debt Securities shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 3.4; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register. Payments in respect of Debt Securities represented by a Global Security (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Debt Securities represented by definitive Debt Securities (including principal and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Debt Securities represented by definitive Debt Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2 Limitation on Liens.

(a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, as security for any Debt, mortgage, pledge or create or permit to exist any lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property are owned at the date of the Indenture or hereafter acquired, unless the Company secures or causes to be secured any outstanding Debt Securities of the applicable series equally and ratably with all Debt secured by such mortgage, pledge or lien, so long as that Debt shall be secured; provided, however, that the foregoing limitation shall not apply in the case of (i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property acquired after the date that the Debt Securities of the applicable series are first issued (including acquisitions by way of merger or consolidation) by the Company or a Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property acquired after such date and existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that any mortgage, pledge or lien referred to in this clause (i) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property so acquired and fixed improvements thereon, (ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property existing on the date that the Debt Securities of the applicable series are first issued, (iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property in favor of the Company or any Subsidiary, (iv) any mortgage, pledge or other lien on a Principal Property being constructed or improved securing Debt incurred to finance the construction or improvements, (v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the United States Internal Revenue Code of 1986, as amended, or any other laws and regulations in effect at the time of such issuance and (vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v), provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the Debt secured is not increased nor the lien extended to any additional assets.

(b) Notwithstanding the foregoing paragraph (a), the Company or any Subsidiary may create or assume liens in addition to those permitted by the foregoing paragraph (a), and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt with respect to the applicable series of the Debt Securities does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 3.3 Limitation on Sale Leaseback Transactions.

(a) The Company will not, and will not permit, any Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Subsidiary, a Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued, provided that, notwithstanding the foregoing, the Company or any Subsidiary may sell a Principal Property and lease it back for a longer period (i) if the Company or such Subsidiary would be entitled, pursuant to Section 3.2, to create a mortgage on the property to be leased securing Debt in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the outstanding Debt Securities of the applicable series or (ii) if (A) the Company promptly informs the Trustee in writing of such transactions, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by a Board Resolution delivered to the Trustee) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement (whether by redemption, cancellation after open-market purchases, or otherwise), within 120 days after receipt of such proceeds, of Funded Debt having an outstanding principal amount equal to the net proceeds.

(b) Notwithstanding the foregoing paragraph (a), the Company or any Subsidiary may enter into sale and leaseback transactions in addition to those permitted by the foregoing paragraph (a), and without any obligation to retire any outstanding Funded Debt, provided that at the time of entering into such sale and leaseback transactions and after giving effect thereto, Exempted Debt with respect to the applicable series of the Debt Securities does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 3.4 Maintenance of Office or Agency. The Company shall maintain an office or agency where the Debt Securities of the applicable series may be presented or surrendered for payment, where, if applicable, the Debt Securities of the applicable series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of the applicable series and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Debt Securities of the applicable series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.5 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default with respect to any series of the Debt Securities and whether or not the signers know of any Default or Event of Default with respect to any series of the Debt Securities that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

SECTION 3.6 Statement by Officers as to Default. The Company shall deliver to the Trustee within 10 days after the Company becomes aware of the occurrence of any Event of Default with respect to any series of the Debt Securities or an event that, with notice or the lapse of time or both, would constitute an Event of Default with respect to any series of the Debt Securities, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action that the Company proposes to take with respect thereto.

SECTION 3.7 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IV

Successor Company

SECTION 4.1 Merger, Consolidation or Sale of All or Substantially All Assets of the Company.

(a) The Company shall not consolidate with or merge into, or transfer, directly or indirectly, all or substantially all of its assets to another corporation or other Person unless (a) the resulting, surviving or transferee corporation or other Person assumes by supplemental indenture all of the obligations of the Company under each series of Debt Securities and this Indenture, (b) immediately after giving effect to such transaction, no Event of Default, and no circumstances that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all such obligations of the Company shall terminate.

(b) The resulting, surviving or transferee corporation will succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under this Indenture and the Debt Securities.

ARTICLE V

Redemption of Securities

SECTION 5.1 Optional Redemption. The Debt Securities of any series may be redeemed, at the option of the Company, at any time in whole, or from time to time in part, subject to the conditions and at the redemption prices specified by the terms of that series, together with accrued and unpaid interest to the Redemption Date.

SECTION 5.2 Applicability of Article. Redemption of the Debt Securities of any series at the election of the Company or otherwise, as permitted by the terms of such series of Debt Securities, shall be made in accordance with such terms and this Article V; provided, however, that, notwithstanding anything to the contrary in this Article V, if any such terms of a series of Debt Securities shall conflict with any provisions of this Article V, the terms of such series shall govern.

SECTION 5.3 Election to Redeem; Notice to Trustee. The election of the Company to redeem any of the Debt Securities of any series pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of the Redemption Date, the series of the Debt Securities to be redeemed and the principal amount of the Debt Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select such Debt Securities to be redeemed pursuant to Section 5.4.

SECTION 5.4 Selection by Trustee of Debt Securities to Be Redeemed. If less than all of the Debt Securities of any series are to be redeemed at the option of the Company (unless all of the Debt Securities of such series are to be redeemed), the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Debt Securities of such series not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Debt Securities are listed, or, if such Debt Securities are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Debt Securities of such series; provided, however, that (a) Debt Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (b) no such partial redemption shall reduce the portion of the principal amount of a Debt Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Debt Securities of any series to be redeemed consist of Debt Securities having different dates on which the principal is payable or different rates of interest, or different methods by which interest may be determined or have any other terms, then the Company may, by written notice to the Trustee, direct that the Debt Securities of such series to be redeemed shall be selected from among the groups of such Debt Securities having specified terms and the Trustee shall thereafter select the particular Debt Securities to be redeemed in the manner set forth in the preceding paragraph from among the group of such Debt Securities so specified.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

SECTION 5.5 Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the

Company shall deliver to the Trustee, at least 15 days prior to the date on which such notice is to be given, an Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the redemption price and the amount of accrued interest to the Redemption Date, if any, payable as provided in Section 5.7;

(c) if less than all outstanding Debt Securities of any series are to be redeemed, the identification of the particular Debt Securities of such series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Debt Securities of such series to be redeemed and the aggregate principal amount of Debt Securities of such series to be outstanding after such partial redemption;

(d) in case any Debt Security of a series is to be redeemed in part only, the notice which relates to such Debt Security shall state that on and after the Redemption Date, upon surrender of such Debt Security, the Holder will receive, without charge, a new Debt Security or Debt Securities of the same series and tenor in authorized denominations for the principal amount thereof remaining unredeemed;

(e) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Debt Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Debt Securities called for redemption (or the portion thereof) will cease to accrue on and after said date;

(f) the place or places where such Debt Securities are to be surrendered for payment of the redemption price and accrued interest, if any;

(g) the name and address of the Paying Agent;

(h) that Debt Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(i) the CUSIP and ISIN numbers, and that no representation is made as to the accuracy or correctness of the CUSIP and ISIN numbers, if any, listed in such notice or printed on such Debt Securities; and

(j) the paragraph of the Debt Securities pursuant to which the Debt Securities are to be redeemed.

SECTION 5.6 Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.6) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Debt Securities that are to be redeemed on that date.

SECTION 5.7 Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Debt Security.

SECTION 5.8 Debt Securities Redeemed in Part. Any Debt Security that is to be redeemed only in part pursuant to the provisions of this Article V shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.4 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debt Security at the expense of the Company, a new Debt Security or Debt Securities of the same series and tenor, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered, provided that each such new Debt Security will be in a principal amount of $1,000 or integral multiple thereof.

ARTICLE VI

Defaults and Remedies

SECTION 6.1 Events of Default. Each of the following shall constitute an “Event of Default” with respect to the Debt Securities of each series:

(a) the Company defaults in any payment of interest on any Debt Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(b) the Company defaults in the payment of the principal on any Debt Security of such series when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

(c) the Company defaults in the performance of or breaches any covenant or agreement in this Indenture or under the Debt Securities of such series or the supplemental indenture related to the Debt Securities of such series, other than those referred to in paragraph (a) or (b) above, and such default continues for 30 days after written notice (which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”) to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Debt Securities of such series;

(d) the Company or any of its Subsidiaries fails to pay, in accordance with its terms and when payable, any of the principal, interest or additional amounts, if any, on any Debt (including the Debt Securities, other than the Debt Securities, if any, with respect to which the failure to pay principal, interest or additional interest is also an Event of Default under Section 6.1(a), 6.1(b) or both) having, in the aggregate, a then-outstanding principal amount in excess of $50,000,000, at the later of final maturity or the expiration of any applicable grace period or (ii) the maturity of Debt in an aggregate principal amount in excess of $50,000,000 is accelerated, if such acceleration results from a default under the instrument giving rise to or securing such Debt; provided, however, that, subject to Section 7.1, the Trustee will not be deemed to have knowledge of such nonpayment or other default unless either (1) a Responsible Officer of the Trustee has actual knowledge of nonpayment or other default, or (2) the Trustee has received written notice thereof from the Company, from any Holder, from the holder of any such Debt or from the trustee under the agreement or instrument relating to such Debt;

(e) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case;

(ii) appoints a Custodian of the Company for all or substantially all of the Company’s property; or

(iii) orders the winding up or liquidation of the Company; and

in each case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.2 Acceleration. If an Event of Default described in clauses (a), (b), (c) and (d) of Section 6.1 occurs with respect to any series of Debt Securities and is continuing, the Trustee, or the Holders of at least 25% in outstanding principal amount of the Debt Securities of such series, by notice to the Company, may, and the Trustee at the written request of such Holders shall, declare the principal of and premium and accrued and unpaid interest, if any, on all the Debt Securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be immediately due and payable. If an Event of Default described in clauses (e) and (f) above occurs and is continuing, the principal of and premium and accrued and unpaid interest on all of the Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Debt Securities of such series.

SECTION 6.3 Other Remedies. If an Event of Default occurs with respect to any series of Debt Securities and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debt Securities of such series or to enforce the performance of any provision of the Debt Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of the Debt Securities of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4 Waiver of Existing Defaults. The Holders of a majority in principal amount of the outstanding Debt Securities of any series by written notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debt Securities of such series), an existing Default or Event of Default with respect to the Debt Securities of that series and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Debt Security of such series or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder of the Debt Securities of such series affected and (b) rescind any such acceleration with respect to the Debt Securities of such series and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Debt Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived for any series of Debt Securities, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default of such or any other series or impair any consequent right.

SECTION 6.5 Control by Majority. The Holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, as such remedy, trust or power relates to the Debt Securities of that series. The Trustee may, however, refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 and Section 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders of the Debt Securities of any series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6 Limitation on Suits. Subject to Section 6.7, a Holder of Debt Securities of any series may not pursue any remedy with respect to this Indenture or the Debt Securities of such series unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Debt Securities of such series is continuing;

(b) the Holders of at least 25% in outstanding principal amount of the Debt Securities of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the Debt Securities of such series do not give the Trustee a direction that is inconsistent with such request during such 60-day period.

A Holder of Debt Securities of any series may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Debt Securities held by such Holder, on or after the respective due dates expressed in the Debt Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or (b) with respect to any series of the Debt Securities occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) with respect to that series and the amounts provided for in Section 7.7.

SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under this Indenture, including, but not limited to, Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI on behalf of Holders of the Debt Securities of any series, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Holders for amounts due and unpaid on the Debt Securities of the applicable series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debt Securities of the applicable series for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder of the Debt Securities of the applicable series and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant, in the manner and to the extent provided in the Trust Indenture Act. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Debt Securities of any series.

ARTICLE VII

Trustee

SECTION 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, provided that if an Event of Default occurs with respect to any series of Debt Securities and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of Debt Securities of such series unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense (other than as provided in clause (c) below).

(b) With respect to all series of Debt Securities, except for those series with respect to which an Event of Default is continuing,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2, 6.4 or 6.5.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if evidenced by a Company Order.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series of Debt Securities unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense (including reasonable attorneys’ fees and expenses) that might be incurred by it in compliance with such request or direction.

SECTION 7.2 Rights of Trustee. Subject to Section 7.1 and with respect to each series of Debt Securities:

(a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require the delivery of an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debt Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, personally or by agent or attorney, at the sole cost of the Company and with the Company’s cooperation and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities of the applicable series and this Indenture.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. The Trustee must, however, comply with Section 7.10 and Section 7.11.

SECTION 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debt Securities, shall not be accountable for the Company’s use of the proceeds from the Debt Securities of any series and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of Debt Securities or in Debt Securities other than the Trustee’s certificate of authentication.

SECTION 7.5 Notice of Defaults. If a Default or Event of Default occurs with respect to any series of Debt Securities and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder of the Debt Securities of such series at the address set forth in the Security Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Debt Security of such series (including payments pursuant to the optional redemption provisions of such Debt Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of the Debt Securities of such series.

SECTION 7.6 Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a) if such report is required by such section.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which Debt Securities of any series are listed. The Company agrees to promptly notify the Trustee in writing whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

SECTION 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its agents appointed hereunder against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this trust and the performance of their duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending themselves against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.7 the Trustee shall have a lien prior to the Debt Securities on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal of and interest on particular Debt Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8 Replacement of Trustee. The Trustee may resign at any time with respect to the Debt Securities of any series by so notifying the Company. The Holders of a majority in principal amount of the outstanding Debt Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and may appoint a successor Trustee with respect to that series. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the outstanding Debt Securities of any series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to any applicable series.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

In the case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto, which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Debt Securities of any series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee, in the case of the Holders of a series, a successor Trustee only with respect to that series.

No successor Trustee with respect to any series of Debt Securities shall accept appointment as provided in this Section 7.8 unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 7.10. If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case, at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities, provided that the right to adopt the certificate of authentication of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII

Satisfaction and Discharge of Indenture

SECTION 8.1 Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.2 or Section 8.3 be applied to all outstanding Debt Securities of any series, upon compliance with the conditions set forth below in this Article VIII, unless pursuant to Section 2.3, this Article VIII is not applicable with respect to the Debt Securities of such series.

SECTION 8.2 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2 with respect to the Debt Securities of any series, the Company shall be deemed to have been discharged from its obligations under this Indenture with respect to all outstanding Debt Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the outstanding Debt Securities of such series, and such Debt Securities of such series shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6 and Section 8.8, and to have satisfied all of its other obligations under such Debt Securities of such series and this Indenture and to have cured all then existing Events of Default with respect to such Debt Securities of such series (and the Trustee, on demand of and at the written direction and expense of the Company shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debt Securities of such series to receive payments in respect of the principal and accrued interest on such Debt Securities of such series when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and (c) this Article VIII and the obligations set forth in Section 8.6 hereof.

SECTION 8.3 Covenant Defeasance. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3 with respect to the Debt Securities of any series, the Company shall be released from any obligations under the covenants contained in Section 3.2 and Section 3.3 hereof with respect to the outstanding Debt Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Debt Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Debt Securities of such series shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Debt Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default with respect to the Debt Securities of such series under Section 6.1(c), nor shall any event referred to in Section 6.1(d) thereafter constitute a Default or Event of Default with respect to the Debt Securities of such series, but, except as specified above, the remainder of this Indenture and such Debt Securities of such series shall be unaffected thereby.

SECTION 8.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Debt Securities of the applicable series:

(a) in the case of Legal Defeasance of such series, either (i) all Debt Securities of such series theretofore authenticated and delivered under the Indenture must have been delivered to the Trustee for cancellation or (ii) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof in such amounts (and, in the case of U.S. Government Securities, together with the predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof) as will be sufficient to pay the principal of and accrued interest due on the outstanding Debt Securities of such series on the Stated Maturity date or on the applicable Redemption Date, as the case may be, of such principal of and accrued interest on the outstanding Debt Securities of such series;

(b) in the case of Covenant Defeasance of such series, the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof in such amounts (and, in the case of U.S. Government Securities, together with the predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof) as will be sufficient to pay the principal of and accrued interest due on the outstanding Debt Securities of such series on the Stated Maturity date or on the applicable Redemption Date, as the case may be, of such principal of and accrued interest on the outstanding Debt Securities of such series;

(c) in the case of Legal Defeasance of such series, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(d) in the case of Covenant Defeasance of such series, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

(f) in the case of Legal Defeasance of such series, 91 days shall have passed during which no Event of Default relating to such series under Section 6.1(e) or Section 6.1(f) has occurred;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the defeasance and discharge as contemplated by this Article VIII have been complied with; and

(h) the Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and accrued interest when due and without reinvestment on the deposited U.S. Government Securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and accrued interest when due on all the Debt Securities of such series to maturity.

SECTION 8.5 Satisfaction and Discharge of Indenture. This Indenture will be discharged with respect of the Debt Securities of any series and will cease to be of further effect as to all Debt Securities issued thereunder, when either (a) all Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (b)(i) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money in U.S. dollars or U.S. Government Securities or any combination thereof sufficient to pay and discharge the entire indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation for principal and accrued and unpaid interest to the date of maturity or redemption; (ii) no Default with respect to the Debt Securities of such series shall have occurred within 91 days of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (iii) the Company has paid or caused to be paid all sums payable by it with respect to the Debt Securities of such series under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Debt Securities of such series at maturity or the Redemption Date, as the case may be. In addition, with respect to clause (b) of the preceding sentence, the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.6 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Debt Securities referred to in Section 8.1, Section 8.2, Section 8.3, Section 8.4 or Section 8.5, the respective obligations of the Company and the Trustee under Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Section 2.11, Section 2.12, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 6.7, Section 7.2, Section 7.3, Section 7.7, Section 7.8 and this Article VIII shall survive until the Debt Securities of such series are no longer outstanding and, thereafter, only the Company’s obligations in Section 7.7 shall survive such satisfaction and discharge. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7 Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after (a) the conditions of Section 8.4 or Section 8.5 have been satisfied for the applicable series of Debt Securities, (b) the Company has paid or caused to be paid all other sums payable by the Company in connection with such series of Debt Securities and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) above relating to the satisfaction and discharge of this Indenture with respect to the applicable series of Debt Securities have been complied with, the Trustee upon written request by the Company shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture with respect to the applicable series of Debt Securities except for those surviving obligations specified in this Article VIII.

SECTION 8.8 Application of Trust Moneys. All cash in U.S. dollars and U.S. Government Securities deposited with the Trustee pursuant to Section 8.4 or Section 8.5 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Debt Securities of the applicable series, of all sums due and to become due thereon for principal and accrued interest but such money need not be segregated from other funds except to the extent required by law. The Holder of any Debt Security replaced pursuant to Section 2.9 shall not be entitled to any such payment and shall look only to the Company for any payment which such Holder may be entitled to collect. In connection with the satisfaction and discharge of this Indenture or the defeasance of certain obligations under this Indenture, the Company may direct the Trustee in writing to (a) invest any money received by the Trustee in the U.S. Government Securities deposited in trust in additional U.S. Government Securities, and (b) deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it, that, as evidenced by a certificate from a nationally recognized firm of independent accountants, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or U.S. Government Securities were deposited or received.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 8.4 or Section 8.5 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such series of Debt Securities.

SECTION 8.9 Repayment to the Company; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Company upon written request any cash or U.S. Government Securities held by them at any time that, in the opinion of a nationally recognized firm of independent public accountants evidenced by a written certification thereof delivered to the Trustee, are not required for the payment of the principal and interest on the Debt Securities of such series for which cash or U.S. Government Securities have been deposited pursuant to Section 8.4 or Section 8.5.

SECTION 8.10 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Securities in accordance with Section 8.2, Section 8.3, Section 8.4 or Section 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the applicable series of Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, Section 8.3, Section 8.4 or Section 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Securities in accordance with Section 8.2, Section 8.3, Section 8.4 or Section 8.5; provided, however, that if the Company has made any payment of principal of or interest on any Debt Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Debt Securities of such series to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Debt Securities of any series without notice to or consent of any Holder of a Debt Security of such series:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article IV in respect of the assumption by a successor company of the obligations of the Company under this Indenture;

(c) to add guarantees with respect to the Debt Securities of such series;

(d) to secure the Debt Securities of such series;

(e) to add to the covenants of the Company for the benefit of the Holders of the Debt Securities of such series or to surrender any right or power herein conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder of a Debt Security of such series;

(g) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(h) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.2 and 2.3; or

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series, and as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders of the Debt Securities of such series a notice briefly describing such amendment. The failure to give such notice to all Holders of the Debt Securities of such series at the address set forth in the Security Register, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

SECTION 9.2 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Debt Securities of any series without notice to any Holder of a Debt Security of such series but with the written consent of the Holders of at least a majority in principal amount of the Debt Securities of all series then outstanding affected by such amendment (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debt Securities of such series) voting as a single class, by Act of such Holders delivered to the Company and the Trustee. However, without the consent of each Holder of a Debt Security of such series affected, an amendment may not:

(a) reduce the amount of Debt Securities of such series whose Holders must consent to an amendment;

(b) reduce the stated rate of or extend the stated time for payment of interest on any Debt Security of such series;

(c) reduce the principal of or extend the Stated Maturity of any Debt Security of such series;

(d) reduce the premium payable upon the redemption of any Debt Security of such series or change the time at which any Debt Security of such series may or shall be redeemed as described above under Article V or any similar provision, whether through an amendment to or waiver of Article V, a definition or otherwise;

(e) make any Debt Security of such series payable in money other than that stated in the Debt Security of such series;

(f) impair the right of any Holder of a Debt Security of such series to receive payment of principal of and interest on such Holder’s Debt Securities of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debt Securities of such series; or

(g) make any change to the amendment provisions that require consent of the Holders of Debt Securities of such series or the waiver provisions in Section 6.4 that require consent of the Holders of Debt Securities of such series.

It shall not be necessary for the consent of the Holders of such series under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders of Debt Securities of such series a notice briefly describing such amendment.

The failure to give such notice to all Holders of Debt Securities of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Debt Securities of any series shall comply with the TIA as then in effect.

SECTION 9.4 Notation on or Exchange of Debt Securities. If an amendment changes the terms of a Debt Security of any series, the Trustee may require the Holder of such Debt Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debt Security regarding the changed terms and return it to the Holder of such Debt Security. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Debt Security shall execute and, upon Company Order, the Trustee shall authenticate a new Debt Security of such series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

SECTION 9.5 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but is not obligated to, sign any amendment authorized pursuant to this Article IX if the amendment adversely affects the rights, duties, liabilities or immunities of the Trustee. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

ARTICLE X

Miscellaneous

SECTION 10.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 10.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

The Black & Decker Corporation

701 East Joppa Road

Towson, Maryland 21286

    Attention: Treasurer

with copies to:

The Black & Decker Corporation

701 East Joppa Road

Towson, Maryland 21286

    Attention: General Counsel

Miles & Stockbridge, P.C.

10 Light Street

Baltimore, Maryland 21202

    Attention: Christopher R. Johnson

if to the Trustee:

The Bank of New York

101 Barclay Street, 8W

New York, New York 10286

    Attention: Corporate Trust Administration

with a copy to:

Emmet, Marvin & Martin, LLP

120 Broadway

New York, New York 10271

    Attention: Elizabeth M. Clark

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed by first-class mail to the Holders at the Holder’s address as it appears on the Security Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.3 Communication by Holders with other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the applicable series of Debt Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 10.6 When Debt Securities Disregarded. In determining whether the Holders of the required principal amount of Debt Securities of any series have concurred in any direction, waiver or consent, Debt Securities of such series owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debt Securities of such series that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Debt Securities outstanding at the time shall be considered in any such determination.

SECTION 10.7 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.8 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.9 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.10 No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Debt Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

SECTION 10.11 Successors. All agreements of the Company in this Indenture and the Debt Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.13 Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

SECTION 10.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.16 Severability. A determination that any provision of this Indenture is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE BLACK & DECKER CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

: